UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The information regarding the execution of the LLC Agreement (as defined below) contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 1, 2024, Vistra Corp., a Delaware corporation (“Vistra”), completed its previously announced transaction pursuant to that certain Transaction Agreement dated as of March 6, 2023 (the “Transaction Agreement”), by and among Vistra Operations Company, LLC, a Delaware limited liability company (“Parent”) and an indirect wholly owned subsidiary of Vistra, Black Pen Inc., a Delaware corporation (“Merger Sub”) and an indirect wholly-owned subsidiary of Parent, and Energy Harbor Corp., a Delaware corporation (“Energy Harbor”), pursuant to which, among other things, Merger Sub merged with and into Energy Harbor (the “Merger”), with Energy Harbor continuing as the surviving entity following the completion of the Merger (the “Surviving Corporation”).

Subject to the terms and conditions of the Transaction Agreement, prior to the consummation of the Merger, Parent caused certain of its subsidiaries to transfer certain of its subsidiary entities, including Merger Sub, to Vistra Vision LLC, a newly formed Delaware limited liability company and then indirect wholly-owned subsidiary of Parent (“Vistra Vision”). At the effective time of the Merger, Energy Harbor, as the Surviving Corporation, became a wholly-owned subsidiary of Vistra Vision.

Concurrently with the execution of the Transaction Agreement, on March 6, 2023, Parent entered into contribution and exchange agreements (as amended and restated, the “Contribution and Exchange Agreements”) with affiliates of Nuveen Asset Management, LLC and Avenue Capital Management II, L.P. (the “Rollover Holders”), pursuant to which, upon the terms and subject to the conditions thereof, the Rollover Holders agreed to exchange, prior to the effective time of the Merger, a portion of their shares of common stock, par value $0.001 per share, of Energy Harbor (the “Rollover Shares”) into direct or indirect equity interests of Vistra Vision.

The payment of the Aggregate Cash Consideration Value (as defined in the Transaction Agreement) plus certain Company Transaction Expenses (as defined in the Transaction Agreement) payable by Parent was funded by Parent and certain of its subsidiaries using a combination of cash on hand and borrowings under certain of Parent’s existing credit facilities and accounts receivable financing facilities.

Also on March 1, 2024, Vistra Vision Holdings I LLC, an indirect wholly-owned subsidiary of Parent (“Vistra Member”), Vistra Vision Management, an indirect wholly-owned subsidiary of Parent (the “Managing Member”), and, directly or indirectly, the Rollover Holders (the Rollover Holders, collectively, the “Class B Members”) entered into that certain Amended and Restated Limited Liability Company Agreement of Vistra Vision (the “LLC Agreement”). Pursuant to the LLC Agreement, Vistra Vision will own, manage, operate, sell, lease and transfer, directly or indirectly through subsidiaries, the assets acquired by Vistra Vision pursuant to the Transaction Agreement and other non-thermal assets and businesses acquired or developed by Vistra Vision thereafter.

Initially upon execution of the LLC Agreement, Vistra Member holds 85% of the equity interests in Vistra Vision in the form of Class A units of Vistra Vision, and the Class B Members collectively hold 15% of the equity interests in Vistra Vision in the form of Class B units of Vistra Vision. The Managing Member shall have the power to cause Vistra Vision to issue new limited liability company interests from time-to-time, provided that the Vistra Member and the Class B Members shall have preemptive rights to purchase their pro rata share of any such new interests on the terms and conditions set forth in the LLC Agreement, subject to certain customary exceptions.

Vistra Vision will be managed by the Managing Member (which will not hold an economic interest in Vistra Vision), subject to certain limited consent rights of the Class B Members (so long as they hold specified percentages of Vistra Vision equity interest) as set forth in the LLC Agreement, including certain restrictions on actions such as (i) amending the LLC Agreement or Vistra Vision’s distribution policies, (ii) changing Vistra Vision’s organizational structure or tax classification, (iii) entering into or amending related party transactions, (iv) acquiring or divesting material operating businesses or assets, (v) effecting non-pro rata redemptions or repurchases of equity interests, (vi) incurring material indebtedness or (vii) voluntarily commencing certain activities related to the bankruptcy or dissolution of Vistra Vision, in each case, subject to certain qualifiers and exceptions as set forth in the LLC Agreement. The Class A Members (initially consisting of the Vistra Member) will have the right to appoint and remove the Managing Member and designate any successor Managing Member.

The LLC Agreement contains certain restrictions on transfers of units and provides for a right of first offer in favor of the Vistra Member in certain circumstances if a Class B Member desires to transfer any of its units. The LLC Agreement also provides for customary drag-along and tag-along rights.

The foregoing descriptions of the Transaction Agreement, the Contribution and Exchange Agreements and the LLC Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which, in the case of the Transaction Agreement and the Contribution and Exchange Agreements, are incorporated herein by reference to Exhibit 2.1 and

Exhibit 10.2, respectively, to Vistra’s Current Report on Form 8-K filed on March 7, 2023, and in the case of the LLC Agreement, is filed as Exhibit 10.1 to this Current Report and incorporated hereby by reference. The representations and warranties contained in the Transaction Agreement were made only for the purposes of the Transaction Agreement as of specific dates, are solely for the benefit of the parties thereto, and may have been qualified by certain disclosures between the parties thereto and a contractual standard of materiality different from those generally applicable to investors, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Transaction Agreement and should not be relied upon as a disclosure of factual information relating to Vistra or its affiliates or any of the parties to the Transaction Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

In connection with the consummation of the Merger, on March 7, 2024, upon the recommendation of the Nominating and Governance Committee of the Board of Directors of Vistra (the “Board”), and in accordance with Vistra’s certificate of incorporation and bylaws, the Board (i) increased the size of the Board from 11 members to 12 members and (ii) elected John W. (Bill) Pitesa to the Board, effective immediately. Upon the recommendation of the Nominating and Governance Committee of the Board, and in accordance with Vistra’s certificate of incorporation and bylaws, the Board converted Vistra’s existing Nuclear Oversight Advisory Board to a standing committee of the Board, renamed the Nuclear Oversight Committee, and appointed Mr. Pitesa to serve as Chair of the Nuclear Oversight Committee.

The Board has determined that Mr. Pitesa satisfies the definition of “independent director” under the listing standards of the New York Stock Exchange.

Mr. Pitesa has spent his entire career in the nuclear industry. From 2020 until the Merger, Mr. Pitesa served on the board of directors of Energy Harbor where he was the chair of the Nuclear Committee of Energy Harbor. He retired in 2018 after working at the Nuclear Energy Institute (NEI) as chief nuclear officer. Previously, Mr. Pitesa served as chief nuclear officer for Duke Energy where he first joined in 1980 and served in numerous management positions, including serving two years as a loaned employee to the Institute of Nuclear Power Operations (INPO). During that time, he also supported the International Atomic Energy Agency (IAEA) and the World Association of Nuclear Operators (WANO) by serving on nuclear plant review teams. Mr. Pitesa holds a Bachelor of Science degree in electrical engineering from Auburn University. He is a registered professional engineer in North Carolina and a graduate of Harvard’s Advanced Management Program.

There are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)) between Mr. Pitesa and Vistra. In connection with his service as a member of the Board, he will receive annual director fees, which currently consists of an annual cash retainer of $100,000, plus an additional $10,000 for each of the committees of the Board on which he serves and an additional $25,000 for serving as chair of the Nuclear Oversight Committee, as well as an annual grant of restricted stock units with a grant date fair value of $160,000 based on the public trading price of Vistra’s common stock on the date of the grant. In addition to the above-described compensation, Mr. Pitesa will enter into Vistra’s standard form of indemnification agreement with directors, a copy of which is filed to Exhibit 10.22 to Vistra’s Annual Report on Form 10-K, filed with the SEC on February 29, 2024, and which is incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure

On March 1, 2024, Vistra issued a press release announcing the completion of the Merger, which is attached as Exhibit 99.1 hereto, and is incorporated into this report by reference.

On March 7, 2024, Vistra issued a press release announcing the appointment of Mr. Pitesa, which is attached as Exhibit 99.2 hereto, and is incorporated into this report by reference.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits

(a)	Financial Statements of Businesses or Funds Acquired

Vistra will file the financial statements of Energy Harbor required by Item 9.01(a) as an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing for this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

Vistra will file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing for this Current Report on Form 8-K.

d) Exhibits.

Exhibit No.	Description

2.1*	Transaction Agreement, dated March 6, 2023, by and among Vistra Operations Company LLC, Black Pen, Inc. and Energy Harbor Corp. (incorporated by reference to Exhibit 2.1 to Vistra’s Current Report on Form 8-K filed on March 7, 2023)

10.1*	Amended and Restated Limited Liability Company Agreement of Vistra Vision LLC, dated March 1, 2024

10.2	Form of Contribution and Exchange Agreement, dated March 6, 2023 (incorporated by reference to Exhibit 10.2 to Vistra’s Current Report on Form 8-K filed on March 7, 2023)

99.1	Press Release dated March 1, 2024

99.2	Press Release dated March 7, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Certain exhibits, schedules and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Vistra agrees to furnish supplementally a copy of any omitted exhibits, schedules or annexes to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 7, 2024

VISTRA CORP.

	By:	/s/ Yuki Whitmire
	Name:	Yuki Whitmire
	Title:	Vice President, Associate General Counsel and Corporate Secretary